RING ENERGY, INC.

18 ½ East State Street
Suite 202
Redlands, CA 92373

February 27, 2012

Patriot Royalty & Land, LLC
306 W. Wall, Ste. 1215
Midland, Texas 79701
Attn: Tyler Yenzer

Re: Letter of Intent to Purchase
Oil and Gas Leases
161.40 acres, more or less, being the
W/2 W/2, Sec. 6, Blk. A-35, PSL
Andrews County, Texas

Gentlemen:

This binding letter shall serve to confirm the intention of Ring Energy, Inc., a Nevada corporation ("Purchaser"), to purchase from Patriot Royalty & Land, LLC, a Texas limited liability company ("Seller), the hereinafter specified assets, including but not limited to, lease(s) containing 161.4 acres, as referenced above and described on the attached Exhibit A (the "Leases), pursuant to the mutually agreeable assignment of oil and gas leases (the "Assignment"), attached hereto as Exhibit B as negotiated between Seller and Purchaser and based on certain of the following terms:

<u>Assets to be Acquired by Purchaser</u>: All of Seller's right, title and interest in the lands and leases described on the attached Exhibit A (collectively, the "Leases"), which Seller believes, but does not warrant, to be at least a 90% working interest, with a corresponding proportionately reduced 75% net revenue interest, together with all of Seller's corresponding interests in and to any and all contractual rights, maps, and information in connection with the ownership of the Leases (all such interests, contractual rights, maps, and information being hereinafter collectively referred to as the "Interests"). Seller does not warrant to the Interests. Purchaser agrees that anything given to Purchaser by Seller, in regard to the above described tract, will be relied on by Purchasers at its sole risk.

Purchase Price:

In return for assignment of the Interests, including the working and net revenue interest described above, Purchaser agrees to pay to Seller a cash consideration (the "Purchase Price") of $700 per net mineral acre (as agreed by Purchaser and Seller prior to Closing), and delivered by Purchaser to Seller at Closing, which Purchase Price shall be paid in immediately available funds by Purchaser at Closing as described below.

Closing Date:

April 10, 2012, or such earlier date as Purchaser may designate. After the said closing date, Purchaser, its successor or assigns, agrees to indemnify and hold Seller free from any harm from any claim relating to the Interests, whatever the case may be.

Due Diligence Period:

Purchaser shall have Thirty (30) days following execution and delivery of this letter in which to conduct due diligence and reasonable satisfy itself of Seller's title to the Interests, during which time Purchaser may terminate this letter without further obligation or liability if it determines the Interests to be deficient, unsatisfactory, or unacceptable in any respect at Purchaser's sole discretion, including but not limited to any liens, encumbrances, inability of Seller to deliver 85% of the mineral estate or deficiency in Seller's title. Prior to Closing, if Purchaser notifies Seller of its desire to terminate this agreement due to a title defect, both parties (Purchaser and Seller) agree that Purchaser will give Seller notice of such apparent defect, and Seller shall have 20 days to correct such title defect, and the Closing shall then take place if Seller has corrected such defect to Purchaser's reasonable satisfaction.

Representations:

Seller represents that it has not encumbered the Interests being conveyed either by lien, mortgage or otherwise. In the event Purchaser identifies anything encumbering

the Leases during due diligence, and if Seller is unable to cure such encumbrance following the notice of apparent defect called for under "Due diligence Period" above, Purchaser shall have the sole right to terminate this letter without further obligation to Seller.

Transfer Documents:	Form of assignment attached hereto as Exhibit B and including any and all necessary documents to complete the transfer of the Interests to Purchaser. The Assignment shall be made without warranty of any kind, either express or implied.
Contingencies:	Accuracy of the representations made by each party to the other party and performance of all obligations by each party under this letter at or prior to Closing.
Additional Requirement of Purchaser:	In the event that any lease assigned to Purchaser hereunder shall expire and Purchaser, it successors or assigns, takes a renewal or extension of said lease on or before January 31, 2016, Purchaser agrees to assign Seller a 1.5% overriding royalty in the renewal or extended lease to be proportionately reduced to the extent of the mineral estate leased.
Governing Law:	This Letter of Intent shall be governed by the laws of the State of Texas.

Upon execution by Seller and Purchaser of this binding letter, Purchaser will immediately begin its due diligence examination of the Interests as set out above. Seller agrees to provide and afford to Purchaser full and complete access during normal business hours to the records, data, and other information of Seller relating to the Interests for purposes of conducting such due diligence related to the Interests at Purchaser's sole expense as Purchaser may deem necessary or desirable. Any records, data, and/or other information of Seller relating to the Interests for purposes of conducting due diligence and used in connection with Purchasers title research may be relied on by Purchaser at Purchasers sole risk. Closing shall occur after Purchaser has completed and is satisfied with its due diligence examination, but in no event shall closing occur later than the date set out above.

If you are in agreement with this Letter of Intent to purchase, please denote your acceptance of same by signing below and returning one copy via electronic mail to John Houck at jhouck@stanfordenergyinc.com. In this regard, it is mutually agreed that this letter may be executed in multiple counterparts and that legal delivery hereof may be effectuated by electronic transmission of signed counterpart signature pages, with the same force and affect as if the same original hereof were executed and delivered in person by all signatories. If Purchaser has not received an executed copy of this letter from Seller by the close of business 5:00 p.m. C.S.T. on March 1, 2012 then this offer will expire without further action required by either party.

Sincerely yours,

RING ENERGY, INC.

By: ______________________________
Denny W. Nestripke, Chairman of the Board

AGREED TO AND ACCEPTED
this 1st day of March, 2012.

PATRIOT ROYALTY & LAND, LLC

By: ______________________________

Printed: Tyler Yenzer

Title: Vice President

Patriot-LOI-AndrewsCo.TX

EXHIBIT A

Attached to and made a part of that certain Letter of Intent dated February 27, 2012, by and between Patriot Royalty and Land, LLC, as Seller, and Ring Energy, Inc., as Purchaser.

1. Oil, Gas and Mineral Lease dated December 12, 2011, by and between Arden Flamson, Individually and as Trustee of the Trust(s) created under the will of Richard J. Flamson, III, Deceased, said Trust includes the Survivors Trust, Marital Trust, Decedents Trust, and/or any other Trust created under the will of Richard J. Flamson, III, and Deena Flamson, Individually and as Trustee of the Flamson Trust, as Lessor and Patriot Royalty and Land, LLC, recorded in Volume 1022 at Page 593, Official Public Records, Andrews County, Texas.

2. Oil, Gas and Mineral Lease dated January 23, 2012, by and between Marjorie R. Coen, a widow, as Lessor and Patriot Royalty and Land, LLC, unrecorded at this time.

3. Oil, Gas and Mineral Lease dated February 13, 2012 by and between Harlow Royalties, Ltd. as Lessor and Patriot Royalty and Land, LLC, unrecorded at this time.

4. Oil, Gas and Mineral Lease dated February 3, 2012, by and between Janie Poteet, as Lessor and Patriot Royalty and Land, LLC, unrecorded at this time.

THIS EXHIBIT IS SUBJECT TO CHANGE AS SELLER MAY ENTER INTO ADDITIONAL LEASES WITH OTHER MINERAL OWNERS IN THIS TRACT.

END OF EXHIBIT

EXHIBIT B

ASSIGNMENT OF OIL, GAS AND MINERAL LEASES

STATE OF TEXAS §
§ **KNOW ALL MEN BY THESE PRESENTS:**
COUNTY OF ANDREWS §

THAT, **Patriot Royalty and Land, LLC,** a Texas limited liability company, whose address is 306 W. Wall, Suite 1215, Midland, Texas 79701 (hereinafter referred to as "Assignor") is the owner of the Oil, Gas and Mineral Leases described on Exhibit "A" attached hereto and made a part hereof (hereinafter referred to as the "Subject Leases") and covering the following described lands:

W/2 W/2, Section 6, Block A-35, Public School Land Survey, Andrews County, Texas and containing 161.4 acres of land, more or less.

NOW, THEREFORE, for and in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN and CONVEY, subject to the reservations, conditions and limitations hereinafter set forth, all of Assignor's right, title, and interest, in and to the Subject Leases and rights thereunder to **Ring Energy, Inc.,** a Nevada corporation, whose address is 18 ½ East State Street, Redlands, CA 92373 (hereinafter referred to as "Assignee").

This assignment is made and accepted subject to all of the terms and conditions of the Subject Leases and to the terms and conditions contained in that certain unrecorded Letter Agreement dated February 27, 2012, by and between Assignor and Assignee herein.

TO HAVE AND TO HOLD the Subject Leases together with all and singular the rights and appurtenances thereto in anywise belonging, unto said Assignee, its successors and assigns.

This assignment shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns, forever. This assignment is made and executed by Assignor and accepted by Assignee without warranty of title, either express or implied.

IN WITNESS WHEREOF, this Assignment is executed this ____ day of ____________, 2012.

ASSIGNOR:

PATRIOT ROYALTY AND LAND, LLC

By:______________________________
Tyler Yenzer, Vice President

ASSIGNEE:

RING ENERGY, INC.

By:___________________________________
Robert S. Owens, President

STATE OF TEXAS §
COUNTY OF MIDLAND §

This instrument was acknowledged before me on this ____ day of __________, 2012, by Tyler Yenzer, Vice President of PATRIOT ROYALTY AND LAND, LLC, a Texas limited liability company on behalf of said limited liability company.

____
Notary Public, State of Texas

STATE OF CALIFORNIA §
COUNTY OF __________ §

This instrument was acknowledged before me on this ____ day of ___________, 2012, by Robert S. Owens, as President of RING ENERGY, INC, a Nevada corporation, on behalf of said corporation.

____
Notary Public, State of California

EXHIBIT "A"

Attached to and made a part of that certain Assignment of Oil, Gas and Mineral Leases by and between Patriot Royalty and Land, LLC, as Assignor, and Ring Energy, Inc., as Assignee.

1. Oil, Gas and Mineral Lease dated December 12, 2011, by and between Arden Flamson, Individually and as Trustee of the Trust(s) created under the will of Richard J. Flamson, III, Deceased, said Trust includes the Survivors Trust, Marital Trust, Decedents Trust, and/or any other Trust created under the will of Richard J. Flamson, III, and Deena Flamson, Individually and as Trustee of the Flamson Trust, as Lessor and Patriot Royalty and Land, LLC, recorded in Volume 1022 at Page 593, Official Public Records, Andrews County, Texas.

2. Oil, Gas and Mineral Lease dated January 23, 2012, by and between Marjorie R. Coen, a widow, as Lessor and Patriot Royalty and Land, LLC, unrecorded at this time.

3. Oil, Gas and Mineral Lease dated February 13, 2012 by and between Harlow Royalties, Ltd. as Lessor and Patriot Royalty and Land, LLC, unrecorded at this time.

4. Oil, Gas and Mineral Lease dated February 3, 2012, by and between Janie Poteet, as Lessor and Patriot Royalty and Land, LLC, unrecorded at this time.

THIS EXHIBIT IS SUBJECT TO CHANGE AS ASSIGNOR MAY ENTER INTO ADDITIONAL LEASES WITH OTHER MINERAL OWNERS IN THIS TRACT.